UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 20, 2014

Date of Report (Date of earliest event reported)

PARATEK PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36066	33-0960223
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Kneeland Street Boston, MA	02111
(Address of principal executive offices)	(Zip Code)

(617) 275-0040

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On November 20, 2014, the Audit Committee of the Board of Directors of Paratek Pharmaceuticals, Inc. (the “Company”) approved the engagement of CohnReznick LLP (“CohnReznick”) as the Company’s independent registered public accounting firm, effective immediately. During the years ended December 31, 2012 and December 31, 2013, and the subsequent interim period through November 20, 2014, the Company did not, nor did anyone on its behalf, consult with CohnReznick with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that CohnReznick concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (b) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 16.1        Letter of Ernst & Young LLP dated November 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARATEK PHARMACEUTICALS, INC.

Date: November 24, 2014	By:	/s/ Michael F. Bigham
		Name:	Michael F. Bigham
		Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 16.1	Letter of Ernst & Young LLP dated November 24, 2014